Exhibit 99.1
NUCRYST PHARMACEUTICALS CORP.
DIRECTOR RESTRICTED STOCK UNIT AWARD AGREEMENT
GRANT of Restricted Stock Units made on •, 200• (the “Grant Date”)

TO:	• (the “Participant” or “Director”)

BY:	NUCRYST Pharmaceuticals Corp. (the “Company”)
     WHEREAS, on December 21, 2005, the Board of Directors of the Company (the “Board”) approved and adopted the Company’s 1998 Equity Incentive Plan (as amended) (the “Plan”) and the Plan was subsequently approved by the Toronto Stock Exchange; and
     WHEREAS, pursuant to the Plan, awards of Restricted Stock Units may be granted to persons including members of the Board; and
     WHEREAS, by resolution of the Board made on •, 200•, the Board granted the Restricted Stock Unit award provided for herein to the Director in connection with the Director’s services to the Company, such grant to be the subject of the terms set forth herein;
     NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties hereto agree as follows:
1.   Equity Incentive Plan
The grant by the Company to the Participant of Restricted Stock Units by this Agreement is made pursuant to the terms and conditions of the Plan. This Agreement and the terms and conditions of the grant of Restricted Stock Units are subject in all respects to the terms and conditions of the Plan, which is made a part of this Agreement. The Participant, by acceptance of this Agreement, agrees to be bound by the Plan (and any regulations that may be established under the Plan) and acknowledges receipt of a copy of the Plan and this Agreement. Terms that are defined in the Plan and not otherwise defined in this Agreement shall have the same meaning when used in this Agreement as in the Plan.
2.   Grant of Restricted Stock Units
The Company hereby grants to the Director, effective as of the Grant Date, • Restricted Stock Units (defined in the Plan and this Agreement as “Restricted Stock Units” or individually as a “Restricted Stock Unit”), subject to the terms and conditions of this Agreement and the Plan.
3.   Vesting
Unless otherwise set forth in this Agreement, the interest of the Director in the Restricted Stock Units shall vest as to 50% of the Restricted Stock Units on the first anniversary of the Grant Date and as to the remaining 50% of the Restricted Stock Units on the second anniversary of the Grant Date.
4.   Restrictions
(a)	No portion of the Restricted Stock Units or rights granted hereunder may be sold, exchanged, transferred, assigned, pledged, hypothecated, or otherwise encumbered or disposed of by the Director, whether voluntarily, involuntarily or by operation of law (collectively, “Prohibited Dispositions”) until such portion of the Restricted Stock Units becomes vested and are paid out in accordance with Section 6 of this Agreement.

(b)	If the Participant ceases to serve as a Director for any reason whatsoever before all of the Restricted Stock Units have vested in accordance with Section 3, then the vesting of all Restricted Stock Units shall stop immediately upon the Termination Date, and the balance of the Restricted Stock Units subject to the provisions of this Agreement which have not vested as of the Termination Date shall be forfeited automatically without further notice to the Director and no compensation shall be paid therefore.
5.   Change of Control
Notwithstanding Section 3, in the event that a Change of Control of the Company occurs prior to the vesting of all Restricted Stock Units, the Restricted Stock Units shall immediately become fully vested.
Whenever used in this Agreement, the following terms shall have the meanings set forth below:
(a)	“Change of Control of the Company” means the occurrence of a transaction or series of transactions, either alone or in combination with any other events or transactions, as a result of which:
(i)	any Person (other than the Director or any of his Associates or Westaim) acquires or becomes the beneficial owner of, or a combination of Persons (not including the Director or any of his Associates or Westaim) acting jointly or in concert acquires or becomes the beneficial owner of, directly or indirectly, more than 50% of the voting securities of the Company, whether through the acquisition of previously issued and outstanding voting securities, or of voting securities that have not been previously issued, or any combination thereof, or any other transaction having a similar effect;

(ii)	50% or more of the issued and outstanding voting securities of the Company become subject to a voting trust in which neither the Director nor any of his Associates nor Westaim participates;

(iii)	a majority of the directors of the Company are removed from office at any annual or special meeting of shareholders, or a majority of the directors of the Company (calculated not including the Director) resign form office over a period of 60 days or less, unless the vacancies created thereby are either (1) filled by appointments made by the remaining members of the Board of Directors of the Company, or (2) are filled by nominees proposed by the Board of Directors, the Director or any of his Associates or Westaim; or

(iv)	any Person (other than the Director or any of his Associates or Westaim) makes a bona fide take-over bid (as defined in the Securities Act (Ontario) from time to time in effect) for the Common Shares, whether made by way of a take-over bid circular or tender offer as required under any applicable legislation, or by way of stock exchange take-over bid. Any such event is referred to herein as a “Take-over Bid”.
(b)	“Person” means any individual, partnership, limited partnership, joint venture, syndicate, sole proprietorship, company or corporation with or without share capital, unincorporated association, trust, trustee, executor, administrator or other legal personal representative, regulatory body or agency, government or governmental agency, authority or entity however designated or constituted.

(c)	“Associate” has the meaning attributed to such term in the Business Corporations Act (Alberta) as the same may be amended from time to time and any successor legislation thereto.

(d)	“Westaim” means The Westaim Corporation and its Subsidiaries.

6.   Issuance of Common Shares
As soon as reasonably practicable after Restricted Stock Units become vested as described in Section 3, the Company shall register the name of the Participant as the owner of the Common Shares with respect to which the vested Restricted Stock Units relate and subject to applicable withholding of taxes, deliver one or more unlegended stock certificates in respect of the Restricted Stock Units to the Participant. Notwithstanding any other provision of this Agreement, all amounts payable to, or in respect of, a Participant in respect of Restricted Stock Units shall be paid within three (3) years following the end of the year in which the Restricted Stock Units were granted.
7.   Rights as a Stockholder; Dividends
The Director shall not have any rights or be entitled to exercise any voting rights, receive dividends, or have or be entitled to any other rights as a shareholder in respect of any Restricted Stock Units, other than the right to receive such Common Shares upon the vesting of the Restricted Stock Units.
8.   Distributions and Adjustments
If there is any change in the number or character of the Common Shares (through merger, consolidation, reorganization, recapitalization, stock split, stock dividend, or otherwise), prior to the vesting of the Restricted Stock Units, the Participant shall receive such number and type of securities or other consideration on the same basis and at the same time as other shareholders, provided that such securities or other consideration shall be subject to the same vesting provisions, if any, as the Restricted Stock Units to which such securities or other consideration relate.
9.   Beneficiary
The Director may file with the Company a written designation of a beneficiary on such form as may be prescribed by the Company and may, from time to time, amend or revoke such designation. If no designated beneficiary survives the Director, the executor or administrator of the Director’s estate shall be deemed to be the Director’s beneficiary.
10.   General Matters
(a)	Restricted Stock Units are not transferable or assignable

(b)	This Agreement is not an employment contract and nothing in this Agreement shall be deemed to create in any way whatsoever any obligation on the Participant’s part to continue to work for the Company (or any subsidiary of the Company), or of the Company (or any subsidiary of the Company) to continue to employ the Participant.

(c)	This Agreement and the Plan constitute the entire agreement between the parties relating to the grant of Restricted Stock Units to the Participant herein and supersedes all prior communications, representations and negotiations in respect thereto provided that, for greater certainty, in the event of any inconsistencies as between this Agreement and the Plan, such matters shall be governed by the terms and provisions of the Plan.

(d)	For the grant of the Restricted Stock Units to be effective, this Agreement must be executed by the Participant and returned to the Company.

(e)	The Participant acknowledges that the Company may be required to disclose to the securities regulatory authorities, the Exchange or other regulatory authorities duly authorized to make such request, the name, address and telephone number of the Participant, the number of Restricted Stock Units granted, and if required by applicable securities legislation, regulations, rules, policies or orders or by any securities commission, the Exchange or other regulatory authority, it will, in a timely manner, execute, deliver, file and otherwise assist the company in filing, such reports, undertakings, and other documents with respect to the Restricted Stock Units as may be required or requested by the Company to enable the Company to comply with applicable securities legislation, regulations, rules, policies or orders or the requirements of any securities commission or other regulatory authority or the Exchange.

(f)	Time shall be of the essence of this Agreement.

(g)	This Agreement shall be governed by the laws of the Province of Alberta. The parties agree that any disputes under this Agreement shall be resolved by the courts of Alberta and each of the parties irrevocably attorn to the non-exclusive jurisdiction thereof with respect to all such matters and the transactions contemplated herein.

(h)	The Participant acknowledges that neither the Plan or this Agreement restricts the Company’s ability to conduct its business (including, but not limited to, such decisions as transactions with related parties, new product development efforts, cancellation of existing products, mergers and acquisitions, or corporate dissolution) regardless of the effect those decisions may have on the value of Restricted Stock Units.
The Company and the Participant have executed this Agreement on the • day of •, 20___, to be effective on the Grant Date.

NUCRYST PHARMACEUTICALS CORP.
By:
General Counsel & Corporate Secretary

(Participant)

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